                                                                    EXHIBIT 4.30

                                                                  EXECUTION COPY

                          EIGHTH AMENDMENT AND CONSENT

     EIGHTH AMENDMENT AND CONSENT dated as of January 6, 1995 (this "AMENDMENT"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("FLAGSTAR"), TWS FUNDING, INC., a Delaware corporation ("FUNDING"), and each financial institution executing this Amendment as a "Lender" (each, a "LENDER").

PRELIMINARY STATEMENTS:

     1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into an Amended and Restated Credit Agreement dated as of October 26, 1992 (as amended to date, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     2. In accordance with Section 5.02(e)(viii) of the Credit Agreement, Canteen Holdings, Inc. ("CANTEEN") proposes to sell IM Parks, Inc. and its Subsidiary pursuant to a Stock Purchase Agreement dated November 2, 1994 (the "PURCHASE AGREEMENT"), the principal terms of which are described on the attached Schedule A (the "SALE TRANSACTION").

     3. The Borrowers have requested that the Lenders agree (a) to permit the Borrowers, following the reduction of the Working Capital Facility pursuant to
Section 2.04(b) of the Credit Agreement, to apply the proceeds of the Sale Transaction to either prepay Funded Debt or to make additional Cash Capital Expenditures and (b) to adjust the financial covenants to allow the Borrowers to apply the proceeds of the Sale Transaction to make additional Capital Expenditures.

     4. The Borrowers have requested that certain Subsidiaries of Flagstar be released from their obligations under the Guaranty.

     5. The Lenders have expressed their willingness to grant the Borrowers' request as set forth above on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. CONSENT CONCERNING THE SALE TRANSACTION. (a) The Lenders hereby agree that the condition set forth in Section 5.02(e)(viii)(i) of the Credit Agreement shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule B hereto other than the Letter of Credit marked with an asterisk on Schedule B (the "NY LETTER OF CREDIT"), PROVIDED that within 60 days after the consummation of the Sale Transaction, the Borrowers shall have returned to the applicable Issuing Bank for cancellation the NY Letter of Credit or shall have deposited cash collateral with such Issuing Bank in an amount equal to the Available Amount of the NY Letter of Credit.

     (b) The Lenders hereby agree that the conditions set forth in Section 5.02(e)(viii)(ii) of the Credit Agreement shall be satisfied if the Sale Transaction is consummated upon substantially the terms described in the attached Schedule A.

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     SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is,
effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

          (a) Section 1.01 is amended as follows:

          (i) The definition of "Adjusted Cash Capital Expenditures" is amended in full as follows:

          "ADJUSTED CASH CAPITAL EXPENDITURES" means, for any period, Cash Capital Expenditures less, for each of the Rolling Periods ending on the last day of the fiscal quarters set forth below, an amount equal to the sum of (i) the amount set opposite such fiscal quarter:

     FISCAL QUARTER ENDED                                           AMOUNT
     December 31, 1994                                           $ 75,000,000
     March 31, 1995                                               105,000,000
     June 30, 1995                                                125,000,000
     September 30, 1995                                           125,000,000
     December 31, 1995                                            110,000,000
     March 31, 1996                                                65,000,000

     PLUS (ii) for each of the Rolling Periods ending March 31, 1995 through March 31, 1996, an amount equal to $110,000,000 less the aggregate amount as of the end of such fiscal quarter used by the Borrowers to prepay, redeem, purchase, defease or otherwise satisfy Funded Debt in reliance on
     Section 5.02(n)(i)(G).

          (ii) The definition of "Spardee's" is amended in full as follows:

             "SPARDEE'S" means Flagstar Enterprises, Inc., an Alabama corporation and a direct, wholly owned Subsidiary of Spartan.

          (b) Section 5.02(e)(viii) is amended by deleting the word "March" therefrom and substituting therefor the word "December".

          (c) Section 5.02(n) is amended by deleting the word "and" at the end of clause (i)(E) thereof and substituting a comma therefor, adding the word "and" at the end of clause (i)(F) thereof and adding a new clause (i)(G) to read as follows:

        (G) prepayments, redemptions, purchases, defeasances or other satisfactions of Funded Debt, in an aggregate principal amount not to exceed $110,000,000, PROVIDED that, both before and after giving effect to any transaction permitted by this clause (G), no Default shall have occurred and be continuing.

          (d) Section 5.04(d) is amended by (i) deleting the amount set opposite the Fiscal Year Ending In December 1995 and substituting therefor the amount set opposite such period as set forth below:

     FISCAL YEAR ENDING IN                                          AMOUNT
     December 1995                                               $285,000,000

     and (ii) by adding to the end thereof the following:

     PROVIDED, FURTHER, that the amount set opposite the Fiscal Year Ending In December 1995 shall be reduced by an amount equal to the amount used during such fiscal year to prepay, redeem, purchase, defease or otherwise satisfy Funded Debt in reliance on Section 5.02(n)(i)(G).

     SECTION 3. RELEASE OF CERTAIN GUARANTORS. The Lenders hereby agree that Denny's Realty, Quincy's Realty and Spardee's Realty are released from their respective obligations under the Guaranty.

     SECTION 4. CONDITIONS OF EFFECTIVENESS. (a) This Amendment shall become effective when, and only when (i) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (ii) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar and (iii) the Managing Agent shall have received a certificate, dated the date of receipt thereof by the Managing Agent, in form and substance satisfactory to the Managing Agent, signed by a duly authorized officer of each Loan Party, stating that:

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          (A) The representations and warranties contained in each Loan Document and in Section 5 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

          (B) No event has occurred and is continuing that constitutes a Default.

          (b) Section 2(a)(i), (c) and (d) hereof shall become effective when, and only when (i) the conditions set forth in Section 4(a) above have been satisfied or waived and (ii) the Sale Transaction shall have been consummated on substantially the terms described on the attached Schedule A.

     SECTION 5. REPRESENTATIONS AND WARRANTIES. Flagstar represents and warrants as follows:

          (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party,
     (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.

          (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an

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original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         BORROWERS

                                         FLAGSTAR CORPORATION
                                         By
                                          TITLE: VICE PRESIDENT AND TREASURER

                                         TWS FUNDING, INC.
                                         By
                                          TITLE: TREASURER

                                         LENDERS

                                         [Print or type name of institution]
                                         By
                                          TITLE:

                                    CONSENT
                          DATED AS OF JANUARY 6, 1995

     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "GUARANTY") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "SECURITY AGREEMENT") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Eighth Amendment and Consent, hereby consents to said Eighth Amendment and Consent and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, except as otherwise specifically provided in said Eighth Amendment and Consent, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Eighth Amendment and Consent, each reference in each of the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by said Eighth Amendment and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).

SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

CANTEEN HOLDINGS, INC.
DENNY'S HOLDINGS, INC.
SPARTAN HOLDINGS, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

CANTEEN SUBSIDIARY GROUP

CANTEEN MANAGEMENT SERVICES, INC.
IM PARKS, INC.
IM STADIUM, INC.
TW RECREATIONAL SERVICES, INC.
VOLUME SERVICES, INC. (A KANSAS CORPORATION)
VOLUME SERVICES, INC. (A DELAWARE CORPORATION)
By
   VICE PRESIDENT OR TREASURER OF EACH
   OF THE CORPORATIONS LISTED ABOVE

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
DENNY'S SUBSIDIARY GROUP

CB DEVELOPMENT #6, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #10, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

DENNY'S RESTAURANTS OF IDAHO, INC.
By
   TITLE: ASSISTANT TREASURER

HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
LA MIRADA ENTERPRISES NO. 1, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
PROFICIENT FOOD COMPANY
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

TWS 200 CORP.
TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

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
CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.
By
   TITLE: VICE PRESIDENT

SPARTAN SUBSIDIARY GROUP

QUINCY'S RESTAURANTS, INC.
FLAGSTAR ENTERPRISES, INC.
FLAGSTAR SYSTEMS, INC.
SPARTAN REALTY, INC.
By
   TREASURER OF EACH OF THE
CORPORATIONS LISTED ABOVE

SPARTAN MANAGEMENT, INC.
By
   TITLE: TREASURER

ADDITIONAL GUARANTOR:

AMS HOLDINGS, INC.
By
   TITLE: PRESIDENT OR VICE PRESIDENT

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